Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR/A for the period ended April 30, 2004, of The Henssler Funds Inc. (the “Company”).

I, Gene W. Henssler, the President and Principal Executive Officer of the Company, certify that:

(i)            the Form N-CSR/A fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)           the information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	January 28, 2010

By:	/s/Gene W. Henssler
Gene W. Henssler
President (Principal Executive Officer)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR/A for the period ended April 30, 2004, of The Henssler Funds Inc. (the “Company”).

I, Patricia T. Henssler, the Chief Financial officer and Principal Financial Officer of the Company, certify that:

(i)            the Form N-CSR/A fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)           the information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	January 28, 2010

By:	/s/Patricia T. Henssler
Patricia T. Henssler
Chief Financial Officer
(Principal Executive Officer)